Exhibit 23.6
     We hereby consent to the inclusion of our opinion letter as Appendix B to, and to the reference thereto under the captions “SUMMARY — Opinion of ProCentury’s Financial Advisor” and “DESCRIPTION OF TRANSACTION — Fairness Opinion of ProCentury’s Financial Advisor” in, the joint proxy statement-prospectus of Meadowbrook Insurance Group, Inc. (“Meadowbrook”) and ProCentury Corporation (“ProCentury”) relating to the proposed merger transaction involving ProCentury and a subsidiary of Meadowbrook (the “Joint Proxy Statement-Prospectus”), which Joint Proxy Statement-Prospectus is a part of the Registration Statement on Form S-4 of Meadowbrook. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:	/s/ Jack Maier		7/22/2008
	Name:	Jack Maier
	Title:	Senior Managing Director Co-Head Mergers & Acquisitions